Exhibit 99.1

          Innotrac Corporation Announces 2004 Second Quarter Results

    ATLANTA, Aug. 9 /PRNewswire-FirstCall/ -- Innotrac Corporation
(Nasdaq: INOC) announced financial results today for the second quarter and six months ended June 30, 2004. For the three months ended June 30, 2004, the Company earned $0.02 per share on revenues of $19.8 million and generated
$2.6 million in positive cash flow from operations. Revenues were up 12.3% on a year-over-year basis and the Company improved earnings per share by $0.05 versus the second quarter of 2003. Gross margins were 54.7%, up from 51.9% in the same period in 2003.

    For the six months ended June 30, 2004, the Company earned $0.04 per share on revenues of $39.8 million and delivered gross margins of 55.0%. This represents 10.7% revenue growth and 2.7% margin expansion from the year ago period. Cash flow from operations for the first six months of 2004 was $7.9 million.

    "In the second quarter, we continued our pace of year-over-year revenue, earnings and cash flow growth. Additionally, we reduced inventory levels and outstanding borrowings on our line of credit to $5.0 million and $4.1 million, respectively, down from $10.9 million and $11.8 million at December 31, 2003," stated David L. Gamsey, Chief Financial Officer.

    "Our focus on driving operational excellence and back-office efficiency has returned the Company to profitability. We are very pleased that our clients continue to present us with new business opportunities, and we have built an excellent backlog of new prospects that we believe will enable us to continue growing revenue, earnings and cash flow," stated Scott D. Dorfman, President and Chief Executive Officer.

    Conference Call

    Innotrac Corporation will hold a conference call to discuss this release this evening, August 9th, at 5:00 p.m. Eastern Daylight Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID:
8513271) or by logging on to http://www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 or 706-645-9291 (Conference ID: 8513271).

    About Innotrac

    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates seven fulfillment centers and two call centers in five cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, http://www.innotrac.com .

    Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.

    Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2003 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share amounts)

                                          Three Months Ended Six Months Ended
                                               June 30,          June 30,
                                            2004     2003     2004     2003
    Revenues                               $19,807  $17,631  $39,802  $35,965

    Cost of revenues                         8,977    8,488   17,915   17,158
        Gross profit                        10,830    9,143   21,887   18,807
    Operating expenses:
        Selling, general and
          administrative expenses            9,158    8,183   18,642   17,543
        Special charges                          -      (30)       -      (30)
        Depreciation and amortization        1,370    1,462    2,622    2,931
          Total operating expenses          10,528    9,615   21,264   20,444
    Operating income (loss)                    302     (472)     623   (1,637)
        Interest expense                        77      155      171      402
        Other                                    -        -        -       (7)
          Total other expense                   77      155      171      395
    Income (loss) before income taxes          225     (627)     452   (2,032)
        Income tax (benefit)                     -     (234)       -     (747)
    Net income (loss)                         $225    $(393)    $452  $(1,285)

    Earnings per share:
        Basic                                $0.02   $(0.03)   $0.04   $(0.11)
        Diluted                              $0.02   $(0.03)   $0.04   $(0.11)

    Weighted average shares
        outstanding:
        Basic                               11,731   11,487   11,748   11,455
        Diluted                             12,316   11,487   12,501   11,455

    Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                                 INNOTRAC CORPORATION
                        Condensed Consolidated Balance Sheets
                                    (in thousands)

                                                  June 30,        December 31,
                                                    2004              2003
                      ASSETS                     (Unaudited)        (Audited)
    Current Assets:
          Cash                                      $1,362            $2,228
          Accounts receivable (net of
           allowance for doubtful
           accounts of $2,537 at June
           30, 2004 and $1,696 at
           December 31, 2003)                       16,880            15,682
          Inventory                                  4,996            10,896
          Prepaid expenses and other                 1,766               915
                Total current assets                25,004            29,721

                                                    13,521            14,750
     Property and equipment, net
     Goodwill                                       25,169            25,169
     Other assets, net                               1,237             1,322

                 Total assets                      $64,931           $70,962

          LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
          Accounts payable                          $6,365            $5,738
          Accrued expenses and other                 2,805             2,577
          Line of credit                             4,085            11,802
                Total current liabilities           13,255            20,117

    Noncurrent Liabilities:
          Other non-current liabilities              1,055             1,083
                Total noncurrent liabilities         1,055             1,083

                Total shareholders' equity          50,621            49,762

                Total liabilities and
                 shareholders' equity              $64,931           $70,962

         Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                   (unaudited)
                                  (in thousands)

                                          Three Months Ended  Six Months Ended
                                               June 30,           June 30,
                                            2004     2003      2004      2003
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                        $225    $(393)    $452   $(1,285)
    Adjustments to net loss:
       Depreciation and amortization        1,370    1,462    2,622     2,931
       Loss on impairment or disposal of
        fixed assets                          100      -        100       -
       Deferred income taxes                  -       (234)     -        (746)
       Amortization of deferred
        compensation                           18       18       51        36
       Changes in working capital:
          Accounts receivable, net           (524)    (439)  (1,198)   (2,475)
          Inventory                         1,296    3,813    5,899     7,042
          Prepaid assets and other           (494)     863     (927)      853
          Accounts payable, accrued
           expenses and other                 563   (3,693)     866   (10,875)
       Cash provided by (used in)
        operating activities                2,554    1,397    7,865    (4,519)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                     (729)    (258)  (1,317)     (655)
    Acquisition of business, net of cash
     acquired                                 -       (176)     -        (176)
       Cash (used in) investing
        activities                           (729)    (434)  (1,317)     (831)

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (repayments) borrowings under
     line of credit                        (2,031)  (1,053)  (7,717)    4,635
    (Payment) of capital lease obligation     (20)     (36)     (39)      (72)
    Loan commitment fees                      (15)     (31)     (15)      (31)
    Exercise of employee stock options        235      -        643       -
    Stock reacquired to settle employee
     stock bonus withholding tax obligation   -        -       (286)      -
    Issuance of treasury stock                -        425      -         472
       Cash (used in) provided by
        financing activities               (1,831)    (695)  (7,414)    5,004

    Net (decrease) increase in cash            (6)     268     (866)     (346)
    Cash, beginning of period               1,368      347    2,228       961
    Cash, end of period                    $1,362     $615   $1,362      $615

    Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

SOURCE  Innotrac Corporation
    -0-                             08/09/2004
    /CONTACT: David L. Gamsey, Chief Financial Officer of Innotrac Corporation, +1-678-584-4020, or dgamsey@innotrac.com /
    /Web site:  http://www.innotrac.com/
    (INOC)

CO:  Innotrac Corporation
ST:  Georgia
IN:  TRN CPR
SU:  ERN CCA MAV